Exhibit 10.17

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

DIRECTOR DEFERRED COMPENSATION PLAN

1. Purpose. The purpose of the Allscripts Healthcare Solutions, Inc. Director Deferred Compensation Plan is to provide members of the Board of Directors of Allscripts Healthcare Solutions, Inc. (the “Company”) who are not employees of the Company or its subsidiaries with the opportunity to elect to defer all or a portion of (i) the cash retainer fees otherwise payable to them by the Company and (ii) the restricted stock units granted to them by the Company.

2. Definitions. For purposes of the Plan:

(a) “Account” means the separate account maintained on the books of the Company for each Participant pursuant to Section 7, consisting of the Cash Retainer Sub-Account and the RSU Sub-Account.

(a) “Board” means the Board of Directors of the Company.

(b) “Committee” means the Compensation Committee of the Board.

(c) “Common Stock” means the common stock of the Company.

(d) “Deferred Stock Units” means deferred stock units credited to a Participant’s Account pursuant to elections by the Participant under Sections 5 and 6.

(e) “Director” means any member of the Board who is not an employee of the Company or any of its subsidiaries.

(f) “Disabled” means a Director is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(g) “Effective Date” means December 23, 2010.

(h) “Fair Market Value” means as of any date the closing price of the Common Stock as reported on the NASDAQ Global Select Market for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price is reported, unless otherwise determined by the Committee.

(i) “Participant” means a Director who makes a deferral election under Section 5 or 6 of the Plan.

(j) “Plan” means the Allscripts Healthcare Solutions, Inc. Director Deferred Compensation Plan as set forth herein and as amended from time to time.

(k) “Restricted Stock Units” or “RSUs” means restricted stock units granted to the Participant under the Stock Plan.

(l) “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.

(m) “Stock Plan” means the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan as amended from time to time.

3. Administration. The Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke rules and regulations as it deems necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive upon the Participants and all other persons having or claiming any right or interest in the Plan or the Deferred Stock Units.

A majority of the Committee shall constitute a quorum. The Committee shall take action either by (i) a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) written approval by all of the members of the Committee without a meeting. The Committee may authorize any one or more of its number or any officer of the Company to execute and deliver documents on behalf of the Committee.

No member of the Board or the Committee, and no officer of the Company to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith; and the members of the Board, the Committee and such officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law.

4. Eligibility. Each Director shall be eligible to participate in the Plan and to make the elections provided under Sections 5 and 6.

5. Deferral of Cash Retainer.

(a) Annual Elections. Prior to the first day of each calendar year beginning on or after January 1, 2011, each Director may elect to defer payment of all or a portion of the Director’s cash retainer fees to be earned in such calendar year that will be credited to the Cash Retainer Sub-Account of the Participant’s Account. Any election made under this paragraph shall become irrevocable as of December 31 of the year prior to the year in which the services relating to the cash retainer fee are performed.

(b) Initial Participant Elections. An individual who becomes a Director for the first time after a calendar year has commenced may make a deferral election, not later than the 30th day following the date the individual becomes a Director, with respect to all or a portion of the Director’s annual cash retainer that is earned for calendar quarters that begin after the date of such election that will credited to the Cash Retainer Sub-Account of the Participant’s Account.

(c) Effect of Elections. Any election made pursuant to this Section shall remain in effect for future calendar years unless and until the Participant makes a new election in accordance with Section 5(a). In order to change the amount of a deferral for any subsequent calendar year (or to cease deferrals), a Participant must make a new election prior to the calendar year for which the new election is to be effective.

6. Deferral of Restricted Stock Units.

(a) Annual Elections. Prior to the first day of each calendar year beginning on or after January 1, 2011, each Director may elect, in accordance with rules and procedures established by the Committee, to defer payment of all or a portion of the Restricted Stock Units granted to the Director in such calendar year that will be credited to the RSU Sub-Account of the Participant’s Account. Any election made under this paragraph shall become irrevocable as of December 31 of the year prior to the year in which the RSUs relating to the election are granted.

(b) Initial Participant Elections. An individual who becomes a Director for the first time after a calendar year has commenced may make a deferral election, not later than the day prior to the grant of Restricted Stock Units in such calendar year to the Director, with respect to all or a portion of the RSUs granted to the Director in such calendar year that will credited to the RSU Sub-Account of the Participant’s Account.

(c) Effect of Elections. Any election made pursuant to this Section shall remain in effect for future calendar years unless and until the Participant makes a new election in accordance with Section 6(a). In order to change the number of Restricted Stock Units deferred for any subsequent calendar year (or to cease deferrals), a Participant must make a new election prior to the calendar year for which the new election is to be effective.

7. Account.

(a) Cash Retainers. The crediting of Deferred Stock Units to the Cash Retainer Sub-Account of the Participant’s Account with respect to the deferral of cash retainer fees pursuant to Section 5 shall be made as of the dates the fees earned by the Participant during the applicable calendar year would otherwise have been payable to the Participant. The number of Deferred Stock Units to be credited shall be equal to the result of dividing the amount deferred as of each such date by the Fair Market Value of one share of Common Stock on such date.

(b) Restricted Stock Units. The crediting of Deferred Stock Units to the RSU Sub-Account of the Participant’s Account with respect to the deferral of Restricted Stock Units pursuant to Section 6 shall be made as of the dates the RSUs granted to the Participant during the applicable calendar year become vested. The number of Deferred Stock Units to be credited shall be equal to the number of RSUs that are deferred by the Participant as of such date.

(c) Cash Dividends. Whenever any cash dividends are declared on the Common Stock, the Company will credit the Cash Retainer and RSU Sub-Accounts of the Account of each Participant on the date such dividend is paid with a number of additional Deferred Stock Units equal to the result of dividing (i) the product of (x) the total number of Deferred Stock Units credited to the Participant’s Sub-Account on the record date for such dividend and (y) the per share amount of such dividend by (ii) the Fair Market Value of one share of Common Stock on the date such dividend is paid by the Company to the holders of Common Stock.

(d) Capitalization Adjustments. In the event of (i) any change in the Common Stock through a merger, consolidation, reorganization, recapitalization or otherwise, (ii) a stock dividend, or (iii) a stock split, combination or other changes the Common Stock, all as described in Section 12 of the Stock Plan, the Deferred Stock Units credited to the Cash Retainer and RSU Sub-Accounts of the Account of each Participant shall be increased or decreased proportionately in accordance with such Section.

8. Payment of Account. Payment of the Cash Retainer and RSU Sub-Accounts of the Participant’s Account shall be made in a lump sum to the Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary, as provided in Section 10) in shares of Common Stock equal to the number of Deferred Stock Units credited to each Sub-Account (provided that any fractional Deferred Stock Units shall be paid in cash based on the Fair Market Value of one share of Common Stock on the payment date), as provided below.

(a) Cash Retainer Sub-Account. The Cash Retainer Sub-Account shall be paid, as elected by the Participant, on the tenth business day of January of the calendar year following:

(i) The earlier of the fourth anniversary of each date the applicable Deferred Stock Units were credited to the Sub-Account and the Participant’s termination of service as a Director for any reason;

(ii) The later of the fourth anniversary of each date the applicable Deferred Stock Units were credited to the Sub-Account and the Participant’s termination of service as a Director for any reason.

In the absence of an effective election, payment shall be made in accordance with sub-paragraph (ii) above.

(b) RSU Sub-Account. The RSU Sub-Account shall be paid on the tenth business day of January of the calendar year following the calendar year in which the Participant terminates service as a Director for any reason.

(c) Disabled Participant. Notwithstanding the provisions of subsections (a) and (b) of this Section 8, if a Participant is determined to be Disabled, then such Participant’s Account shall be paid on the tenth business day of January of the calendar year following the calendar year in which the Participant is determined to be Disabled. The determination of whether the Participant is Disabled shall be made by the Committee (excluding any member of the Committee who is the subject of such determination), which, in its discretion, may engage or consult a licensed practicing physician or other party as it deems appropriate.

9. Change of Control. In the event of a Change of Control (as defined in Exhibit A) the Account of each Participant shall be paid to the Participant in a lump sum in cash within five business days after the date of the Change of Control, in an amount equal to the result of multiplying (i) the number of Deferred Stock Units credited to the Participant’s Account on the Change of Control date by (ii) the Fair Market Value of one share of Common Stock on the Change of Control date.

10. Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom payment under the Plan shall be paid in the event of his or her death prior to payment to the Participant of his or her Account. Any beneficiary designation may be made or changed by a Participant by a written instrument, in such form prescribed by the Committee, which is filed with the Company prior to the Participant’s death. If a Participant fails to designate a beneficiary, or if all designated beneficiaries predecease the Participant, the Account shall be paid to the Participant’s estate.

11. Amendment and Termination. The Board may amend or terminate the Plan at any time in whole or in part; provided, however, that no amendment or termination shall reduce the Deferred Stock Units credited to a Participant’s Account or adversely affect the rights of a Participant to such Deferred Stock Units, without the consent of the Participant (or the Participant’s beneficiary in the event of the Participant’s death). Notwithstanding the foregoing, the Plan may be amended at any time, without the consent of any Participant (or beneficiary) if necessary or desirable to comply with the requirements, or avoid the application, of Section 409A.

12. General Provisions

(a) Unfunded Plan. The Company’s obligation to make payment under the Plan shall be contractual only and all payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in the Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person, and his or her sole right is as a general creditor of the Company with an unsecured claim against its general assets.

(b) Non-Alienation of Benefits. Neither a Participant nor any other person shall have any rights to sell, assign, transfer, pledge, anticipate, or otherwise encumber the amounts, if any, payable under the Plan to the Participant or any other person. Any attempted sale, assignment, transfer or pledge shall be null and void and without any legal effect. No part of the amounts payable under the Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(c) Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A to avoid taxation under section 409A to the extent Section 409A applies to the Plan. The Committee, in its sole discretion shall determine the requirements of Section 409A that are applicable to the Plan and shall interpret the terms of the Plan in a manner consistent therewith. Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A.

(d) No Stockholder Rights. Neither the Participant nor any other person shall have any rights as a stockholder of the Company with respect to the Deferred Stock Units credited to the Participant’s Account until the shares of Common Stock are issued to the Participant (or the beneficiary of the Participant).

(e) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

(f) Successors in Interest. The obligation of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

(g) Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to principles of conflict of laws.

Exhibit A

For purposes of the Plan, “Change of Control” means and shall be deemed to have occurred as of the date of the first to occur of the events set forth below, which are intended to comply with the requirements of Treasury Regulation Section 1.409A-3(i)(5):

(a) The date of acquisition by any person or group other than the Company or any subsidiary of the Company (and other than any employee benefit plans (or related trust) of the Company or any of its subsidiaries) of beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s then outstanding voting securities which generally entitle the holder thereof to vote for the election of directors (“Voting Power”); provided, however, that no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than sixty percent (60%) of the then outstanding shares of common stock of such corporation and the Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and Voting Power of the Company immediately before such acquisition, in substantially the same proportions as their ownership immediately before such acquisition; or

(b) The date the individuals who constitute the Board as of immediately following the Effective Date (the “Incumbent Board”) cease for any reason other than their deaths to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered, for purposes of this section, as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act); or

(c) The Company effects (i) a merger or consolidation of the Company with one or more corporations or entities, as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger, reorganization or consolidation hold less than 50% of the Voting Power of the surviving or resulting corporation or entity immediately after such merger or consolidation; (ii) a liquidation or dissolution of the Company; or (iii) a sale or other disposition of all or substantially all of the assets of the Company other than to an entity of which the Company owns at least 50% of the Voting Power.

For purposes of the foregoing definition, the terms “beneficially owned” and “beneficial ownership” and “person” shall have the meanings ascribed to them in SEC rules 13d-5(b) under the 1934 Act, and “group” means two or more persons acting together in such a way to be deemed a person for purposes of Section 13(d) of the 1934 Act. Further, notwithstanding anything herein to the contrary, the definition of Change of Control set forth herein shall not be broader than the definition of “change in control event” as set forth under Section 409A of the Code, and the guidance promulgated thereunder, and if a transaction or event does not otherwise fall within such definition of change in control event, it shall not be deemed a Change of Control for purposes of this Plan.